CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

With respect to the Report on Form N-CSR filed for Dreyfus Founders Funds, Inc. (the “Funds”) for the period ended June 30, 2007 (the “Report”), the undersigned hereby certify, to the best of their knowledge, to the following:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: August 30, 2007

/s/ J. David Officer
J. David Officer
Principal Executive Officer

/s/ Jennifer L. Carnes
Jennifer L. Carnes
Principal Financial Officer

These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. These certifications shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.